UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant  ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Voya Financial, Inc.
(Name of Registrant as Specified In Its Charter)
TOMS Capital Investment Management LP
TCIM Management GP LLC
TCIM Master Fund Ltd.
Benjamin Pass
Akash Bagaria
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT OF
TOMS Capital Investment Management LP
TCIM Management GP LLC
TCIM Master Fund Ltd.
Benjamin Pass
Akash Bagaria
IN CONNECTION WITH A REFERENDUM MEETING OF THE STOCKHOLDERS
OF
VOYA FINANCIAL, INC.
SOLICITATION OF PROXIES FOR THE NO CONFIDENCE REFERENDUM
Explanatory Note
This supplement (this “Supplement”) to the Definitive Proxy Statement on Schedule 14A filed by TOMS Capital Investment Management LP (“TCIM,” “we,” “our” or “us”) with the U.S. Securities and Exchange Commission on September 24, 2026 (the “Original Filing”) in connection with a referendum meeting of the stockholders of Voya Financial, Inc. (the “Company”) supplements the Original Filing by disclosing herein that as of the Record Date of September 30, 2026, there were 89,655,438 shares of Common Stock of the Company issued and outstanding and entitled to vote at the Referendum Meeting.
This Supplement should be read together with the matters set forth in the Original Filing. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Filing. Other than as set forth above, all other items of the Original Filing are incorporated herein by reference without change.
Dated October 7, 2026.
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